Exhibit 10.1

CONSULTING AGREEMENT

THE PARTIES

This Consulting Agreement (the "Agreement") is by and between Craig T. J. Miller ("Consultant") and KEY TECHNOLOGY, INC. (the "Company") (collectively referred to as the "Parties").

RECITALS

WHEREAS, Consultant is presently a full-time employee of the Company whose last day of employment will be April 17, 2009 (the "Termination Date");

WHEREAS, Consultant and the Company wish to enter into a consulting agreement applicable to the one-year period following his last day of employment; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between the Parties as follows:

AGREEMENT

1.           This Agreement extends to the Company, its subsidiaries, divisions, and affiliates, and the officers, directors, managers, employees, insurers, attorneys, agents, and assigns of all the above.  One purpose of this Agreement is for Consultant to fully and finally release all of these parties, individuals, and entities.

10.           All agreements and understandings between the Parties are embodied in and expressed in this Agreement.  The Parties acknowledge that no representations have been made, other than those set forth in this Agreement.  The terms of this Agreement are contractual and not mere recitals.  The terms of this Agreement supersede all prior agreements and understandings between the parties, written or unwritten, excepting any agreements regarding confidentiality, trade secrets and restrictive covenants which hereby continue in existence.

3.           In consideration of Consultant's release of claims arising out of his prior employment by the Company and the rendering of consulting services as described herein, the Company will make a lump sum payment to Consultant in the amount of $185,000; provide Company-paid COBRA coverage for a period of six months, beginning May 1, 2009; and accelerate the vesting of 592 shares of unvested service-based restricted stock previously granted to Consultant, which payment and acceleration shall occur on the eighth calendar day following the day on which Consultant returns an executed copy of this Agreement to the Company, provided he has not revoked this Agreement prior to such time.

4.           During the one-year period following the Termination Date, Consultant will render to the Company in good faith as an independent contractor and not as an employee such reasonable consulting services as the Company may request, provided the Consultant will not be required without his prior consent to render such consulting services in excess of ten hours per week.

5.           Consultant acknowledges and understands that Consultant has a continuing obligation after termination of employment to keep confidential all proprietary or confidential information or know-how, in whatever form, belonging to the Company or disclosed to Consultant by customers or suppliers of the Company in the course of Consultant's employment at the Company.  The Company's proprietary or confidential information or know-how is defined broadly as any information that the Company has, which gives the Company an advantage over competitors who do not have that information, and includes, among other things, technical and business information relating to the Company's inventions, products or services, research and development, production and engineering processes, machines and equipment, finances, customers, marketing information, and future business plans.  Consultant agrees to make future employers aware that Consultant has executed a non-disclosure and confidentiality agreement with the Company.

6.           Consultant agrees that Consultant has or will promptly return all of the Company's property.  This includes copies of documents, notebooks, equipment, credit cards, and any other Company property.  Consultant agrees to erase or cause to be erased all confidential information from any computer memory or storage which is not left with the Company.  Consultant shall not take any document or computer media containing any confidential information.

7.           Consultant hereby waives any legal rights and releases and forever discharges the Company from and of any and all liability, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised or brought against the Company arising out of or related to Consultant’s employment with Company.  This release includes but is not limited to any and all claims arising under any local, state or federal law and including without limitation, any claims pertaining to discrimination in employment, wage and hour, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Post Civil War Civil Rights Acts (42 USC Sections 1981-88), the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Fair Labor Standards Act, state family leave laws, the federal Family Medical Leave Act, the Employee Retirement Income Security Act, all as amended, any regulations under such authorities, and any applicable tort, contract or other common law theories.

8.           Any dispute arising out of this Agreement shall be subject upon election by either party to final and binding arbitration in Walla Walla, Washington, and the Rules of the American Arbitration Association.  Judgment upon the arbitration award may be entered in any court of competent jurisdiction in Walla Walla, Washington.

9.           Nothing in this Agreement shall be construed, considered or interpreted in any manner as an admission of liability by the Company.

10.           By signing this Agreement, the Parties acknowledge they are signing voluntarily after having read all the contents of this Agreement and have had the opportunity to consult with their attorneys.  The Parties further acknowledge that they understand the terms and conditions of this Agreement.

11.           Consultant will not make any disparaging or false statements about the Company and its subsidiaries, divisions, and affiliates, and the officers, directors, managers, employees, insurers, attorneys, agents, and assigns of all the above.

12.           Consultant shall not, directly or indirectly, as a proprietor, partner, employee, agent, consultant or otherwise:

a.            For a period of twelve months after the Termination Date, directly or indirectly, whether as a consultant or otherwise, solicit or in any way attempt to influence an employee of the Company to leave the employment of the Company or direct, encourage, advise or otherwise assist any person to make such solicitation or inducement.

b.           For a period of twelve months after the Termination Date, directly or indirectly, whether as a consultant or otherwise, except as may be requested by the Company as part of the services to be rendered by Consultant under this Agreement, contact, solicit or otherwise communicate or direct, encourage, advise or otherwise assist any person to communicate with or solicit any current, past or prospective customer of the Company so as to disrupt, interfere or attempt to interfere with or disrupt relations between the Company and any of its current, past or prospective customers or employees.

c.           Consultant acknowledges that a breach of Paragraph 12 of this Agreement shall cause Company irreparable harm which cannot be readily remedied in damages in an action at law and the damages to Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to Company, by law, in equity or by statute, you hereby consent to the specific enforcement of any applicable section of this Agreement by Company through an injunction or restraining order issued by any appropriate court.  Further, in the event of such breach,  the Company shall have no further obligation to pay you any future funds due you pursuant to the terms hereof on or after the date of such breach.

d.           Nothing contained in Paragraph 12 shall be construed to limit or negate your obligations not to use or disclose Confidential Information established elsewhere in this Agreement or by statute or common law.

13.           This Agreement is made in accordance with the Age Discrimination in Employment Act (the "Act"), as amended by the Older Worker's Benefit Protection Act.  In accordance with the Act:

a.           Consultant has been advised and hereby is advised in writing of Consultant's right to consult with an attorney prior to executing this Agreement.

b.           Consultant knowingly and voluntarily waives any and all rights and claims under the Act other than any rights or claims under the Act that may arise after this Agreement is signed.

c.           As consideration for executing this Agreement, Consultant has and will receive compensation of value to which Consultant would not otherwise be entitled.

d.           This Agreement does not prohibit Consultant from filing a charge or complaint, including a challenge to the validity of the waiver, with the EEOC.

e.           The offer set forth in this Agreement shall remain open for up to 21 days.  If Consultant accepts the Company's offer by executing this Agreement, Consultant shall have a period of seven days from the date immediately following the date of execution of this Agreement in which Consultant may revoke this Agreement at Consultant's sole election.  In the event Consultant does not exercise Consultant's right to revoke this Agreement, this Agreement shall become effective on the date immediately following the seven-day revocation period described.

14.           This Agreement is governed in all respects by the internal, substantive laws of the State of Washington, without regard to choice of law principles.

15.           This Agreement may not be modified or discharged, in whole or in part, and no provision hereof may be waived, except in writing.  No waiver of any provision on a particular occasion will affect the enforceability of such provision on subsequent occasions, and no waiver of any particular provision will affect the enforceability of any other provision.

16.           This Agreement is binding on Consultant and Consultant's heirs, legal representatives, successors, and assigns and is for the benefit of the Company.

DATED this 15th day of April, 2009.

/s/ Craig T. J. Miller
Craig T. J. Miller